         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Dividend Growth Fund:

We consent to the incorporation by reference in this Registration
Statement of Oppenheimer Dividend Growth Fund on Form N-14 of our report dated June 12, 2008, appearing in the Combined Prospectus and Proxy
Statement and in the Statement of Additional Information, which are part of such Registration Statement.

                                 /s/ KPMG LLP
                                 KPMG LLP

Denver, Colorado
July 25, 2008